UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2016

MACQUARIE EQUIPMENT LEASING FUND, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-154278	26-3291543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Franklin St., 17th Floor, Suite 1740, Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

(617) 457-0645
(Registrant's telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01.	Other Events.

On June 24, 2016, Macquarie Asset Management, Inc. (the “Manager”), the manager of Macquarie Equipment Leasing Fund, LLC (the “Fund”), suspended the Fund’s share redemption program (the “SRP”) to coincide with the beginning of the Fund’s liquidation period which is to commence on July 1, 2016.

The effect of the suspension of the SRP is that all redemption requests received from members of the Fund prior to July 1, 2016 will be honored in accordance with the terms, conditions and limitations of the Fund’s Amended and Restated Limited Liability Company Agreement, as filed on Amendment Number 4 to the Fund’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 17, 2009. However, the Fund will not process or accept any requests for redemption received from members of the Fund on or after July 1, 2016 unless and until such time as the Manager may approve the resumption of the SRP. The Manager also reserved the right to approve member requests for redemption in cases of death or proof of disability (as that term is defined in the Americans with Disabilities Act of 1990, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE EQUIPMENT LEASING FUND, LLC

Date: June 24, 2016	By:	/s/ David Fahy
David Fahy
President of the Manager